EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-39457 and 333-168859) and Form S-8 (Nos. 333-23821, 333-23823, 333-23825, 333-23827, 333-43447, 333-52807, 333-52809, 333-39780, 333-105711 and 333-161976) of Ingram Micro Inc. of our report dated March 2, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Orange County, California
Dated: March 2, 2011